UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 1, 2010
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50463	77-0438629
(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1300 San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)
(408) 808-6400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Callidus Software Inc., (the “Company”) held its 2010 Annual Meeting of Stockholders on June 1, 2010. In accordance with the Company’s definitive proxy statement dated April 16, 2010, at the meeting shareholders were requested to: 1) elect three (3) Class I members to the board of directors; and 2) ratify the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2010. The final results of the voting by the Company’s shareholders are as follows:

1.	Election of Class I directors. Each of the three (3) directors nominated for election by the Company’s board of directors as Class I directors to hold office for three (3) year terms ending immediately prior the the Company’s 2013 Annual Meeting of Stockholders were elected. The voting results are as follows:

Director	For	Withheld	Broker Non-Votes
Mark A. Culhane	11,958,431	7,866,936	6,686,121
George B. James	11,975,088	7,850,279	6,686,121
David B. Pratt	11,992,960	7,832,407	6,686,121

2.	Appointment of Independent Auditors. The ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2010 was approved. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
25,872,674	444,253	194,561	0

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: June 4, 2010	By:	/s/ V. Holly Albert
		Name:	V. Holly Albert
		Title:	Senior Vice President, General Counsel and Secretary